Exhibit # 10.10

                            Agreement with LCI Quest

                          LCI INTERNATIONAL Simply Guaranteed Plus SM
                              Competitive Promotion


                    Monthly Commitment and Term Agreement - PROMOTIONAL

              -----------------------------------------------------------------------------------------------------------------
                100       250      500      1000      2000     4000      7000    20000     35000    50000     75000    10000
                                                                                   X

              -----------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
M-M            800010     N/A      N/A       N/A      N/A       N/A      N/A      N/A       N/A      N/A       N/A      N/A
              -----------------------------------------------------------------------------------------------------------------
              -----------------------------------------------------------------------------------------------------------------
1 YR           810010   810021    810101   810202    810420   810702    811202   812003   813605    815003   817503    819993
              -----------------------------------------------------------------------------------------------------------------
              -----------------------------------------------------------------------------------------------------------------
2 YR           820010   820021    820101   820202    820402   820702    821202   822003   823605    825003   827503    829993
              -----------------------------------------------------------------------------------------------------------------
              -----------------------------------------------------------------------------------------------------------------
3 YR     X     830010   830021    830101   830202    830402   830702    831202   832003   833605    835003   837503    839993
-------------------------------------------------------------------------------------------------------------------------------

DEFINITIONS: "you", "your", and "Customer" refers to the name of the company or entity on whose behalf this Agreement is being executed. "LCI" refers to LCI International Telecom Corp. "Effective Date" is the date this Agreement executed.

TARIFF CONSIDERATIONS: LCI will provide to you and you will receive from LCI, interstate and international telecommunications service(s) provided pursuant to LCI Tariffs FCC No 1 and 2, and any other applicable interstate and international tariff of LCI and its affiliate. Interstate telecommunication services are provided pursuant to LCI's applicable state tariffs governing such services. This Agreement is subject to and incorporates by reference the terms of each such tariff. LCI may modify its tariffs from time to time in accordance with law, which modifications may effect service(s) licenses to you. In order to receive LCI Access SM Service you must sign an addendum to this Agreement.

MONTHLY COMMITMENT: Customer hereby agrees to the minimum monthly usage commitment ("Monthly Commitment") described above. During any month of the Term specified above that your total usage of LCI Simply Guaranteed Plus SM Service falls below the Monthly Commitment, you shall pay for each such month the actual amount billed for that service plus the difference between the amount and the Monthly Commitment. LCI with count Customer's total LCI Simply Guaranteed Plus SM Services charges based on the applicable tariffed rates associated with the Monthly Commitment uniform above less taxes, international; data services, Monthly Recurring Charges (exclusive of LCI Access MRCs), and non-recurring charges to determine whether you satisfy the Monthly Commitment requirement designated above.

THE GUARANTEES: In consideration of Customer's commitment to use LCI Simply Guaranteed Plus SM Service at the usage agreed for the Term specified above. LCI agrees to provide LCI Simply Guaranteed Plus SM switched and dedicated serviced for the duration of this Agreement at the LCI tariffed rates in effect at the time this Agreement is executed by Customer. This guarantee does not apply to changes or surcharges mandated by any state of federal regulatory entity.

TERMINATION: Either Customer of LCI may terminate this Agreement at the end of the initial Term by providing not less than thirty- (30) days written notice. Customer's notice of termination must be sent to, LCI International Telecom Corp., Cancellation notification Department 0270/1021, 4650 Lakehurst Court, Dublin, OH 43018. If written notification is not submitted to LCI at least thirty (30) days prior to expiration of this Agreement and LCI has not given notice of termination to Customer, this Agreement shall automatically renew at the same Monthly Commitment level and Term and at the tariffed rates and/or published rates in effect at the time of such renewal. LCI is providing services pursuant to the LCI and if the Customer terminated early, it will be subject to the early termination charges stated in the tariff.

MISCELLANOUS: Customer may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of LCI.

This Agreement together with the LCI tariffs constitutes the entire agreement between the parties and supersedes and prior or contemporaneous proposes, discussions, or agreements, whether verbal or written, concerning LCI Simply Guaranteed Plus SM. All amendments to this Agreement must be in writing and signed by both parties.

AGREED TO AND ACCEPTED